SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant   [   ]

Check the appropriate box:

[   ] Preliminary Proxy Statement
[   ] Confidential, for Use of the Commission Only (as permitted by
      Rule 14a-6(e)(2))
[   ] Definitive Proxy Statement
[ X ] Definitive Additional Materials
[   ] Soliciting Material Pursuant to Section 240.14a-11(c) or
      Section 240.14a-12


          NEUBERGER BERMAN CALIFORNIA INTERMEDIATE MUNICIPAL FUND INC.
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                (Name of Registrant as Specified In Its Charter)

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    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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      (1)   Title of each class of securities to which transaction applies:

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            pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which
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FUND ALERT
SHAREHOLDERS: CAST YOUR PROXY VOTE!
FIND OUT ABOUT THE PROPOSALS TO APPROVE NEW MANAGEMENT AND SUB-ADVISORY AGREEMENTS FOR YOUR FUNDS.


FUND ALERT/Q&A


Shareholders:  Cast Your Proxy Vote!

On or about August 22, a Proxy Statement was mailed to the shareholders of Neuberger Berman Funds. The shareholders have been asked to review the proxy statement and to cast their votes regarding new Management and Sub-Advisory Agreements with Neuberger Berman Management Inc. and Neuberger Berman, LLC. These agreements are necessitated by the proposed combination between Neuberger Berman Inc. and Lehman Brothers Holdings Inc.

Read more...



Overview
Frequently Asked Questions



Overview

On or about August 22, a combined Proxy Statement was mailed to the shareholders of Neuberger Berman Funds. If you are a shareholder, you have been asked to review the Proxy Statement and to cast your vote regarding new Management and Sub-Advisory Agreements with Neuberger Berman Management Inc. and Neuberger Berman, LLC. These agreements are necessitated by the proposed combination between Neuberger Berman Inc. and Lehman Brothers Holdings Inc.

YOUR VOTE IS IMPORTANT TO US. VOTING YOUR SHARES EARLY WILL AVOID COSTLY FOLLOW-UP MAIL AND TELEPHONE SOLICITATION. To help save you time, we have created the opportunity for you to cast your proxy vote online. If we do not hear from you by September 8, our proxy solicitor may contact you. We have prepared a brief set of frequently asked questions for your review, in case you would like further information on the proposals set forth in the document that was mailed to you.

Frequently Asked Questions

Q: WHY ARE YOU SENDING ME THIS INFORMATION?

A: You are receiving these proxy materials because you own shares in one or more of the affected Funds and have the right to vote on these very important proposals concerning your investment.


Q: WHAT IS HAPPENING?

A: Neuberger Berman Inc. ("Neuberger Inc."), the parent company of Neuberger Berman Management Inc. ("NB Management"), your Fund's investment advisor, and Neuberger Berman, LLC ("Neuberger Berman"), your Fund's sub-advisor, recently entered into an agreement with Lehman Brothers Holdings Inc. ("Lehman Brothers") whereby Lehman Brothers has agreed to acquire Neuberger Inc. (the "Transaction"). Following the closing of the Transaction, NB Management and Neuberger Berman will each become an indirect wholly owned subsidiary of Lehman Brothers. Neuberger Inc. and Lehman Brothers expect the Transaction to close in Lehman Brothers' fourth fiscal quarter (which ends November 30, 2003), subject to the satisfaction of certain conditions outlined in the Proxy Statement.

As a result of the sale of Neuberger Inc. to Lehman Brothers, your Fund's Management Agreement with NB Management and the Sub-Advisory Agreement between NB Management and Neuberger Berman will automatically terminate. Accordingly, we are asking shareholders of each Fund to approve new agreements. The Proxy Statement provides additional information about Lehman Brothers and the agreements. If shareholders approve the proposals, the effectiveness of each is contingent upon the closing of the Transaction, and each proposal will become effective only upon the closing of the Transaction. If the Transaction is not consummated, neither of the proposals will become effective.

NB Management and Neuberger Berman have advised each Fund's Board that they do not anticipate any changes in the Fund's portfolio managers or their portfolio management teams in connection with the Transaction. However, there can be no assurance that any particular employee of NB Management or Neuberger Berman will choose to remain employed by NB Management or Neuberger Berman before or after the completion of the Transaction.


Q:  WHY AM I BEING ASKED TO VOTE ON THE NEW AGREEMENTS?

A: Completion of the Transaction will result in a change of control of NB Management and Neuberger Berman, and as a result, will automatically terminate each Fund's Management Agreement and Sub-Advisory Agreement pursuant to the Investment Company Act of 1940, as amended. To ensure that the management of your Fund can continue without any interruption and so that NB Management and Neuberger Berman can continue to provide the Funds with services equal in scope to those currently being provided to the Funds, your approval of the new agreements is sought.

For the Transaction to close, certain conditions must be satisfied or waived, including, among others, the approval of the new agreements by shareholders of Funds that represented at least 75% of the assets held as of May 31, 2003 in all of the Funds and in all other registered investment companies sponsored by NB Management. The Board of your Fund has approved interim contracts in the event that the Transaction closes and shareholders of a particular Fund have not yet approved new agreements for that Fund. If new agreements for a Fund are not approved within 150 days of the date on which the Transaction closes, the Board will take such action as it deems to be in the best interests of that Fund and its shareholders.


Q:   HOW WILL THE TRANSACTION AFFECT ME AS A FUND SHAREHOLDER?

A: Your Fund and its investment objectives will not change as a result of the completion of the Transaction, and you will still own the same shares in the same Fund. The new agreements are identical in all material respects to the existing agreements. The management fee rates that the Funds pay for investment advisory services will be the same upon completion of the Transaction, and NB Management and Neuberger Berman have advised each Fund's Board that they do not anticipate any changes in the Fund's portfolio managers or portfolio management teams in connection with the Transaction. However, there can be no assurance that any particular employee of NB Management or Neuberger Berman will choose to remain employed by NB Management or Neuberger Berman before or after the completion of the Transaction.


Q: WILL THE FUND'S NAME CHANGE?

A:  No.  The name of your Fund will not change.


Q: WILL THE FEES PAYABLE UNDER THE NEW AGREEMENTS INCREASE AS A RESULT OF THE TRANSACTION?

A: No. The proposals to approve the new agreements do not seek any increase in fee rates. In addition, all contractual and voluntary arrangements whereby NB Management has agreed to limit the expenses of certain Funds to a specified annual rate will continue upon completion of the Transaction.


Q: HOW DOES THE BOARD RECOMMEND I VOTE?

A: After careful consideration, your Fund's Board recommends that you vote FOR these proposals. However, your vote is entirely up to you. The proxy statement you received is a detailed document provided to assist you in making your decisions. Please read it carefully before you vote.

Q: WHEN WILL THE PROXY MATERIALS BE AVAILABLE?

A: Proxy materials were mailed on or about August 22 to all shareholders.


Q: WILL MY FUND PAY FOR THIS PROXY SOLICITATION OR FOR THE COSTS OF THE TRANSACTION?

A: No. The Funds will not bear these costs. NB Management is bearing any costs that would otherwise be borne by the Funds.


Q: HOW DO I VOTE MY SHARES?

A: For your convenience, there are several ways you can vote:

     By Mail: Vote, sign and return your proxy card in the self-addressed, postage-paid envelope you received with your Proxy Statement;

     By Telephone: Call the number printed on the proxy card;

     By Internet: Access the website address printed on the proxy card;

     In Person: Attend the Meeting as described in the Proxy Statement. If you wish to attend the Meeting, please notify us by calling 1-800-877-9700.


Q: WHOM SHOULD I CALL FOR ADDITIONAL INFORMATION ABOUT THE PROXY STATEMENT?

A: If you need any assistance, or have any questions regarding the proposals or how to vote your shares, please call us at 1-800-877-9700 or call Georgeson Shareholder Communications Inc., our proxy solicitor, at 1-866-235-2033.